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                                                                    EXHIBIT 23.1




                              ACCOUNTANTS' CONSENT



The Board of Directors
Trans World Airlines, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus. Our report, dated March 6, 1996, refers to the application of fresh start reporting as of September 1, 1995 and November 1, 1993.



                                        /s/ KPMG Peat Marwick LLP
                                        ----------------------------
                                            KPMG Peat Marwick LLP




Kansas City, Missouri
May 23, 1996